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                                                                EXHIBIT 10(uu)



                               STOKELY USA, INC.
                        1994 EXECUTIVE STOCK OPTION PLAN


                                  I.  PURPOSE


     1.1 Establishment of Plan. The purpose of the Stokely USA, Inc. 1994 Executive Stock Option Plan (the "Plan") is to promote the growth of Stokely USA, Inc. ("Stokely") by providing increased incentives for key employees of Stokely and of any or future subsidiaries. A "Subsidiary" as used herein shall mean any corporation in which Stokely or another corporation qualifying as a Subsidiary within this definition owns 50% of more of the total combined voting power of all classes of stock. This Plan provides for the granting of
(i) incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), (ii) non-qualified stock options ("NSOs"), and (iii) stock appreciation rights ("SARs").


                         II.  SHARES SUBJECT TO OPTION


     2.1 Available Shares. The shares available for options of whatever type under this Plan shall be 400,000 shares of Stokely's common stock, ($.05 par value) and may be authorized but unissued stock or stock issued and reacquired by Stokely. Shares subject to and not issued under any option which expires, terminates, or is cancelled for any reason during the term of the Plan shall again become available for the granting of options under the Plan.

     2.2 Changes in the Number of Available Shares. In the event of any recapitalization, stock split, or reverse split, combination or exchange of shares, stock dividend, merger in which Stokely is the surviving corporation, combination or exchange of shares, or other capital change affecting the common stock of Stokely, the Committee (defined in paragraph 3.1 hereof) shall make, subject to the approval of the Board of Directors of Stokely, equitable and appropriate changes in the aggregate number and kind of shares available for options under the plan and in the number, price, and kind of shares covered by options granted or to be granted under the Plan, provided that no changes shall be made in any ISO which would cause such option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                              III.  ADMINISTRATION

     3.1 The Compensation Committee of the Board of Directors of Stokely (the "Board") or such other committee appointed by the Board (the "Committee") shall administer the Plan with respect to options granted in accordance with the provisions of paragraph 4.1.



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The Committee shall consist of at least three members of the Board, and a majority of the Committee shall be "disinterested persons", as that term is defined under applicable federal law, at the time any ISOs, NSOs, or SARs are granted under the Plan. The Committee shall have the power, subject always to, the express provisions of the Plan:

  a) to determine from time to time which of the eligible persons shall be granted options under the Plan, the type of options, the time or times when, and the price per share and number of shares for which, an option or options shall be granted to such persons;

  b) to prescribe the other terms and provisions (which need not be identical) of each option granted under the Plan to eligible persons;

  c) to construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for Plan administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, in the manner and to the extend it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in exercising this power shall be final and binding upon Stokely and the optionees; and

  d) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Stokely with respect to the Plan.


                         IV.  ELIGIBILITY FOR OPTIONS

        4.1 Key full-time employees of Stokely or any Subsidiary shall be eligible to receive ISOs, NSOs, and SARs. The Committee may from time to time grant options to one or more eligible persons. Further, the Committee may grant SARs to eligible persons in accordance with Article VIII. The maximum number of shares for which grants may be made to any eligible employee shall not exceed 50,000 shares.

                       V.  OPTION TERMS AND CONDITIONS

        5.1 Option Agreements. Options granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan. Option agreements need not be identical but each option



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agreement shall, as appropriate, contain language including the substance of the following provisions:

  (a) Number of Shares and Price. Each option agreement shall state the number of shares subject to the option and the option price therefor. The price for each ISO shall be not less than 100% of the fair market value of a share on the date such option is granted. The price for each NSO granted to an employee shall be not less than 90% of the fair market value of the share on the date such NSO is granted. For all purposes of the Plan, fair market value shall mean the closing price for the shares in the over-the-counter market on the valuation date, as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automatic Quotation System). In the absence of reported sales on NASDAQ on any trading date, fair market value shall be the average of the reported closing bid and asked price for the stock on NASDAQ on such date. Notwithstanding any other provision in this Plan, for any eligible employee who, at the time an ISO is granted, owns (directly and under the attributable rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of Stokely (or any parent or Subsidiary) the option price under such ISO shall be not less than 110% of the fair market value of the shares subject to such ISO and such option, by its terms, shall not be exercisable after the expiration of five years from the date such option is granted.

  (b) Vesting of Options. Options may be exercised only in accordance with the terms of each option agreement. The Committee shall determine the maximum number of shares which may be exercisable in any year. The maximum fair market value of Stokely stock (determined at the time of grant) covered by ISOs that first become exercisable by any optionee in any calendar year is limited to $100,000.

  (c) Term of Options and Restriction on Exercise. An NSO granted in conjunction with an SAR under paragraph 8.1 shall only be exercisable during the period beginning on the third business day following the date of release of quarterly or annual summary statements of operations and ending on the twelfth business day following such date (the "Window Period"). All rights to exercise an ISO or NSO shall expire ten years from the date such option is granted; provided, however that the Committee may designate an earlier expiration date for options granted to optionees. Although Stokely intends to exert its best efforts so that the shares purchasable upon the exercise of an option will be registered under, or exempt from the registration requirements of the Federal Securities Act


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       of 1933 (the "Act") and any applicable state securities law at the time the option becomes exercisable, if the exercise of an option would otherwise result in the violation by Stokely of any provision of the Act or of any state securities law, Stokely may require that exercise be deferred until Stokely has taken appropriate action to avoid any violation of the Act.

  (d)  Non-transferability. Except as provided in Section VI hereof:

       (i) all options granted pursuant to the Plan shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or by his/her guardian or legal representative; and (ii) no options or any privileges pertaining thereto or under the Plan shall be transferred, assigned, pledged, or hypothecated in any way, whether by operation of law or otherwise, nor be subject to execution, attachment, or similar process.

  (e) Method of Exercise and Payment of Purchase Price. Subject to subparagraph (c) above, an option may be exercised, as to all or part of the shares covered by the option, by the optionee by delivering to the Security of Stokely at its principal business office on any business day, a written notice specifying the number of shares the optionee desires to purchase. The option price shall be paid in full in cash or, in the discretion of the Committee in shares of stock of Stokely, valued at its fair market value determined as of the date of exercise, or in a combination thereof.

     5.2 Rights as Shareholder. An optionee shall not be deemed the holder of any shares subject to an option until such shares are fully paid and issued to the optionees after exercise of such option.

     5.3 Withholding Taxes. The Committee may require, as a condition to the exercise of a NSO, that the optionee concurrently pay to Stokely the entire amount or portion of any taxes which Stokely may be required to withhold by reason of such exercise, in such amount as the Committee in its discretion may determine. The required withholding may be paid in cash or, in the discretion of the Committee, in shares of stock of Stokely to be issued upon exercise, valued at their fair market value as of the date the withholding obligation arises, or in a combination thereof.




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                    VI. TERMINATION OF EMPLOYMENT OR SERVICE

    6.1 Death. In the event of the death of an optionee while in the employ of Stokely or its Subsidiaries, the options then held by such optionee, whether or not otherwise exercisable at the time of such death, may be exercised, by the estate of the optionee or by a person who acquired the right to exercise such options by bequest or inheritance from such optionee, within one year after the date of such death, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

    6.2 Disability. If the employment of an optionee is terminated by reason of disability (in case of an ISO, as defined in Section 105(d)(4) of the Code and in case of an NSO, as determined by the Committee, the options then held by such optionee may be exercised, whether or not otherwise exercisable at the time of such termination, within one year after such termination, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

    6.3 Other Termination. If the employment or service of an optionee is terminated for any reason other than such death or disability, but is not terminated for cause or by the optionee's voluntary termination, options then held by such optionee to the extent that the same are exercisable on the date of such termination shall be exercisable at any time within three months thereafter, but not later than the date on which the options would otherwise expire. Notwithstanding the foregoing, an optionee whose employment or service is terminated by retirement in accordance with Stokely's normal retirement policies, as determined by the Committee, shall be permitted to exercise any options held by such optionee, whether or not exercisable at the time of such termination, within three months after the date of such termination, but not later than the date on which the options would otherwise expire. However, notwithstanding any other provision of the Plan, if the employment or service of an optionee is terminated for cause, as determined by the Committee or if an optionee's voluntary termination of employment with Stokely, all options then held by such optionee shall be deemed immediately terminated and shall not be exercisable by such optionee.

    6.4 Transfers and Leaves. A change in employment from Stokely to a Subsidiary, or vice versa, shall not constitute termination of employment for purposes of the Plan. The Committee may determine that for purposes of the Plan, an optionee who is on leave of absence (but in the case of ISOs, only to the extent that his/her employment is not determined to be interrupted thereby for purposes of Section 422 of the Code) will still be considered as in the continuous employment of Stokely or a Subsidiary.


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                   VII.  CORPORATE SALE OR CHANGE OF CONTROL


    7.1 Effect of Change in Control of Stokely Notwithstanding any of the provisions of the Plan or any option agreement evidencing options granted hereunder, upon a Change in Control of Stokely (as defined in Section 7.2) all outstanding options shall become fully exercisable and all restrictions thereon shall terminate in order that optionees may fully realize the benefits thereunder. Further, in addition to Committee's authority set forth in Section III, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any option, either at the time such option is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide for the purchase of any such option, upon the optionee's request, for an amount of cash equal to the difference between the exercise price and then Fair Market Value of the Common Stock covered thereby had such option been currently exercisable; (b) make such adjustment to any such option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (c) cause any such option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

    7.2 Definition of Change in Control. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

    (a) Stokely is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other person are owned in the aggregate by the stockholders of Stokely, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror;

    (b) Stokely sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of Stokely, directly or indirectly, immediately prior to such sale, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror; or


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    (c)   The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (i) three Directors of (ii) Directors constituting a majority of the number of Directors of Stokely then in office.


                       VIII. STOCK APPRECIATION RIGHTS

    8.1 SAR Grants. Stock Appreciation Rights ("SARs") may be granted by the Committee in conjunction with any NSO granted under this Plan, at the time of the grant of such NSO, on the basis of up to one SAR for each share subject to an NSO. All of the terms of this Plan respecting NSOs shall also apply to SARs, subject to the further special rules of this Article and such other terms and conditions not inconsistent therewith as the Committee may determine. Accordingly, each SAR by its terms shall (1) become exercisable only when and to the extent that the underlying NSO is exercised, (2) become transferable only when the underlying NSO is transferable and under the same conditions, and
(3) expire when the underlying NSO expires.

    8.2 Method of Exercise. SARs may be exercised by an optionee exercising the underlying NSO or applicable portion thereof. An optionee may not exercise an SAR if the underlying NSO has not been exercised. As provided in paragraph
8.1 above, SARs shall be exercisable at such time or times and only to the extent that the underlying NSO is exercised; further, with respect to employees who are officers of Stokely, SARs may be exercised only during such periods of time as such may be allowed under Rule 16b-3 of the Securities and Exchange Commission Act of 1934. To the extent that an NSO is exercised without a simultaneous exercise of the related SARs, the related SARs shall terminate. Notwithstanding the foregoing, if an optionee elects to have Stokely repurchase an option pursuant to paragraph 7.1 above, the related SARs shall be deemed exercised as of the Advanced Termination Date.

    8.3 Payment. Upon such exercise of an SAR the optionee shall become entitled to receive in cash (less normal state and federal withholding taxes) the economic value of the SAR. The economic value shall be equal to the excess of the fair market value (determined on the date of exercise of such SAR) of one share of stock over the option price per share specified in the underlying NSO, multiplied by the number of SARs exercised.

                              IX. MISCELLANEOUS

    9.1 Term of Plan and Effective Date. Options may be granted under this Plan at any time up until the expiration of ten years following the effective Date of the Plan; on which date the plan shall expire, except as to notwithstanding options, which options


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shall remain in effect until they have been exercised or have expired.  The
Effective Date of the Plan shall be June 3, 1994, the date of its adoption by the Board, subject, however, to approval by the shareholders of Stokely within a period of twelve months after such adoption.

    9.2 No Employment or Retention Agreement Intended. The grant of an option hereunder shall not be deemed to imply the right to continued employment or retention in service in any capacity by Stokely or a Subsidiary and shall not constitute an employment agreement of any kind.

    9.3 Separate Plan. This Plan is separate and independent from any other stock option plan or similar plan of Stokely.

    9.4  Amendment or Discontinuance.   The Board may amend or discontinue the
Plan at any time, but may not, without the consent of the optionee to whom an option has been granted, make any alteration in an option which would adversely affect the same, or (except as provided in paragraph 2.2 hereof) without the approval of the shareholders of Stokely, make any alteration which would increase the aggregate number of shares available for options under the Plan, decrease the minimum option price, extend the term of the Plan or the maximum period during which any option may be exercised, or so alter the Plan that ISOs issued under it would fail to meet the requirements for incentive stock options under Section 422 of the Code.

    9.5 Liability. No member of the Board, the Committee, the officers, or employees of Stokely shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

    9.6  Government and Other Regulations.   The obligations of Stokely to sell
and deliver shares of stock under this Plan shall be subject to all applicable laws, rules, and regulations and the obtaining of all such approvals by the governmental agencies as may be deemed necessary or desirable by the board of Directors of Stokely, including (without limitation) the satisfaction of all applicable federal, state, and local tax withholding requirements.

    9.7  Governing Law.   The Plan and any option contracts extended pursuant
hereto shall be interpreted and enforced in accordance with the laws of the State of Wisconsin.







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